Exhibit 10.55


                                  RENT A WRECK

March 7, 2002


Mr. Ted Demetriou
Demetriou Insurance Services
1250 Marywood Drive
Belair, MD  21014

Sent via Federal Express #8257 6979 55111

Re: Letter of Agreement

Dear Ted:

The following letter of agreement between Rent-A-Wreck of America, Inc. (RAWA) and Demetriou Insurance Services (DIS) is to be effective as of March 1, 2002. A self-addressed and stamped envelope is enclosed for your convenience. Please sign and return for our records.

     * Demetrio Insurance Services will manage the captive, Consolidated American Rental Insurance Company, LTD, regarding processing of renewals, adding new accounts, issuing COI's and ID cards, monitoring claims experience, and acting as underwriter and actuary.

     * DIS will attend meetings, seminars, conventions and classes, at the direction and discretion of RAWA.

     * DIS will submit applications to other markets that may come available for non-captive states, pertaining to all non-physical damage coverages. If possible and with expected profitability, physical damage will be offered through the captive.

     * DIS will continue to solicit markets for excess coverage with the intent of brining this under the new joint venture as well.

     * First year compensation to DIS will be $6,000 per month, payable monthly, with annual adjustments based on growth. At no time will the monthly fee be less than $6,000.

     * Ongoing expenses will be borne by mutual agreement, some by DIS, some by RAWA and some by the new joint venture.

     * RAWA will pay for Ted Demetriou and the new joint venture to become licensed in all states as soon as possible.

     *    This agreement will have a minimum term of three years.
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     *    All commissions generated from all other sources will be split 75% to
          RAWA and 25% to DIS, subject to an annual review.

     * It's agreed that all business generated from the car rental marketplace will be placed through this joint venture.

     * DIS agrees not to compete with the captive, and not to solicit business from customers within this program after the expiration and termination of this agreement.

     * All disputes arising out of this agreement will be resolved by arbitration before the American Arbitration Association. Arbitration Hearings will be held in Baltimore, Maryland.

Sincerely,

Kenneth L. Blum, Jr.
President

KLB/rld

cc: Mitra Ghahramanlou

AGREED TO: /s/ Ted Demetriou                         3/8/02
           ------------------------------          --------
           Ted Demetriou

AGREED TO: /s/ Kenneth L. Blum, Jr.                 3/18/02
           ------------------------------          --------
           Kenneth L. Blum, Jr.
           President, RAWA